           As filed with the Securities and Exchange Commission on June 25,
          1996

                                             Registration No. 33-
          =================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549
                                      __________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________

                                    WESBANCO, INC.
                (Exact name of registrant as specified in its charter)

                        WEST VIRGINIA                       55-0571723
               (State or other jurisdiction of           (I.R.S. Employer
               incorporation or organization)           Identification No.)

                        1 BANK PLAZA
                        WHEELING, WV                        26003-3562
          (Address of principal executive offices)          (Zip Code)

                                 WESBANCO, INC. KSOP
                               (Full title of the plan)

                                   EDWARD M. GEORGE
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    WESBANCO, INC.
                                     1 BANK PLAZA
                               WHEELING, WV  26003-3562
                       (Name and address of agent for service)

                                    (304) 234-9000
            (Telephone number, including area code, of agent for service)

                                       Copy to:

                               J. ROBERT VAN KIRK, ESQ.
                              KIRKPATRICK & LOCKHART LLP
                                 1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222-2312
                               (412) 355-6480
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                           CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
           Title of                 Maximum      Maximum      Amount of
           Securities   Amount      Offering     Aggregate    Registra-
           to be        to be       Price Per    Offering     tion
           Registered   Registered  Share        Price        Fee

           Common         25,000    $26.75<F1>  $668,750.00  $230.60
           Stock, par      shs.
           value
           $2.0833 per
           share

          <F1> Estimated solely for the purpose of calculating the
               registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low sale prices of the registrant's Common Stock reported on the Nasdaq National Market on June 20, 1996.
          =================================================================

                                       PART II


                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed by WesBanco, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

               1. The Company's Annual Report on Form 10-K, filed with the Commission for the fiscal year ended December 31, 1995 (File No. 0-8467).

               2. The Company's Quarterly Report on Form 10-Q, filed with the Commission for the quarter ended March 31, 1996 (File
          No. 0-8467).

               3. The Company's Report on Form 8-K filed with the Commission on February 20, 1996 (File No. 0-8467).

               4. The Company's Report on Form 8-K filed with the Commission on April 10, 1996 (File No. 0-8467).

               5. The Company's Report on Form S-4 filed with the Commission on May 16, 1996 (File No. 0-8467).

               6. The Company's Report on Form S-3 filed with the Commision on June 20, 1996 (File No. 0-8467).

               7. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments and reports updating such description.

               The consolidated financial statements that have been incorporated into this Registration Statement by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

               All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


          ITEM 4.  DESCRIPTION OF SECURITIES.

               The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.


          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Inapplicable.


          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               West Virginia Code Section 31-1-9, as amended, provides that the Company may indemnify directors and officers against liabilities that they may incur in such capacities provided that certain standards are met, including good faith and the belief that the particular action taken was in, or not opposed, to the best interests of the Company. In general, the power to indemnify does not exist in the case of actions against a director or officer by or in the right of the Company if the person entitled to indemnification shall have been adjudicated to be liable for negligence or misconduct in the performance of his duty to the Company unless, and only to the extent that the court in which the suit was brought determines, upon application, that despite the adjudication of liability, the officer or director is fairly and reasonably entitled to indemnity for such expenses.
          Section 31-1-9(c) provides that if the director or officer is successful on the merits or otherwise in the defense of the action, he shall be indemnified. Section 31-1-9(f) provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any articles, bylaws or any contract.

               The Amended and Restated Bylaws of the Company provide for the mandatory indemnification of directors and officers, whether or not then in office, against all costs and expenses reasonably incurred or imposed in connection with or resulting from being or having been a director or officer of the Company, or any other company which he served at the request of the Company, to the extent provided by the West Virginia Code. The Company has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors.


          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Inapplicable.


          ITEM 8.  EXHIBITS.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

          EXHIBIT
            NO.                        DESCRIPTION

            4.1       Restated Articles of Incorporation of the
                      Company (incorporated by reference to
                      Exhibit 3.1 to the Registration Statement on
                      Form S-4 of the Company dated May 16, 1996)
                      (No. 33-03905).

            4.2       Amended and Restated By-Laws of the Company.

            4.3       The Company's Amended and Restated KSOP.

            5.1 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the shares being registered.

            23.1 Consent of Price Waterhouse LLP, independent accountants.

            23.2      Consent of Kirkpatrick & Lockhart LLP
                      (included in opinion filed as Exhibit 5.1).

            24.1      Power of Attorney.

          ITEM 9.  UNDERTAKINGS.


               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                        * * *

               (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

          (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










































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
                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 21st day of June, 1996.

                                        WesBanco, Inc.


                                        By: /s/ Edward M. George
                                            ------------------------
                                            Edward M. George
                                            President and Chief
                                              Executive Officer
                                            (Principal Executive Officer)


                                        By: /s/ Paul M. Limbert
                                            ------------------------
                                            Paul M. Limbert
                                            Executive Vice President and
                                              Chief Financial Officer
                                            (Principal Financial and
                                              Accounting Officer)


               Pursuant to the requirements of the Securities Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on this 21st day of June, 1996.


                                        By: /s/ James C. Gardill
                                            ------------------------
                                            James C. Gardill
                                            Chairman of the Board


               The Directors of WesBanco (listed on the following page) executed a power of attorney appointing James C. Gardill their attorney-in-fact, empowering him to sign this report on their behalf.


                                        By: /s/ James C. Gardil
                                            ------------------------
                                            James C. Gardill
                                            Attorney-in-Fact

          James E. Altmeyer
          Charles J. Bradfield
          Ray A. Byrd
          Christopher V. Criss
          Stephen F. Decker
          James C. Gardill
          Edward M. George
          Roland L. Hobbs
          John W. Kepner
          Frank R. Kerekes
          Walter W. Knauss, Jr.
          Robert H. Martin
          Joan C. Stamp
          Thomas L. Thomas
          John A. Welty
          William E. Witschey

                                    EXHIBIT INDEX

                                                     SEQUENTIAL
          EXHIBIT                                        PAGE
            NO.               DESCRIPTION               NUMBER

            4.2       Amended and Restated Bylaws          8
                      of the Company

            4.3       The Company's Amended and           18
                      Restated KSOP.

            5.1       Opinion of Kirkpatrick &           146
                      Lockhart LLP as to the
                      legality of the shares being
                      registered.

            23.1      Consent of Price Waterhouse        148
                      LLP, independent
                      accountants.

            23.3      Consent of Kirkpatrick &
                      Lockhart LLP (included in
                      opinion filed as Exhibit
                      5.1).

            24.1      Power of Attorney.                 149

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